Exhibit (n)(3)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-223350) on Form N-2 of Fidus Investment Corporation of our reports dated February 27, 2020, relating to the consolidated statements of assets and liabilities, including the consolidated schedules of investments, as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2019, and the related notes to the consolidated financial statements (including the senior securities table therein), and the effectiveness of internal control over financial reporting of Fidus Investment Corporation and Subsidiaries appearing in the Annual Report on Form 10-K of Fidus Investment Corporation for the year ended December 31, 2019.

We also consent to the reference to our firm under the headings “Selected Consolidated Financial Data” and “Controls and Procedures” in the Form 10-K.

/s/ RSM US LLP

Chicago, Illinois

March 17, 2020

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